Exhibit 10.29

PUREGRAFT

QUALITY AGREEMENT

Approved by:	Signature:	Date: 12/06/2018

Suneva Medical Inc.	Name Preston Romm
Job Title: CEO

Approved by:	Signature:	Date:
6 DEC 2018
Puregraft LLC	Name: Bradford Conlan
Job Title: CEO

QF0688 Rev. B	Page 1 of 6

Effective Date:12/3/2018

QUALITY AGREEMENT

THIS AGREEMENT is made the __6__   day of   December 2018,

BETWEEN:

Puregraft LLC., a Delaware Limited-Liability Company, located at 420 Stevens Ave, Suite 220, Solana Beach, California 92075 and;

Entity (name): Suneva Medical Inc.

Address: 5870 Pacific Center Blvd, San Diego, CA 92121

Roles and Responsibilities overview (identify responsible party with checkmark ( ) or other identifier):

Role	Puregraft LLC	Entity
Supplier
Purchaser
Legal Manufacturer
Distributor

Devices/Device Groups Concerned:

Puregraft 50/PURE System (5 pack) Puregraft 250/PURE System
Puregraft 850/PURE System Puregraft 50 Procedure Kit Puregraft 550/IS Instrument Set
Puregraft DIRECT/PURE Direct Harvesting System Puregraft Combined Adapter
Puregraft Vacuum Lid 3L Vacuum Canister
Puregraft Vacuum Lid - Port Replacement Kit Puregraft Vacuum Lid - O-Ring Kit

(A)	This Quality Assurance Agreement provides definition related to activities defined in the Agreement between Purchaser and Supplier.

(B)	Whereas in order for the Supplier to fulfil its obligations as “Supplier ” under applicable global regulations, the Supplier must grant access to certain confidential information either to the Legal Manufacturer directly or through the Legal Manufacturer’s Notified Body.

1.	Scope of this Agreement

1.1	This Agreement defines the technical responsibilities of the parties in relation regulations defined by US FDA, European Commission, Health Canada, and rest-of-world, as applicable.

1.2	This agreement applies to all products and services provided to Purchaser by the Supplier, defined in specification(s). This agreement is not intended to be comprehensive and may be revised as necessary.

1.3	This Agreement does not and is not intended to cover commercial matters, which may be covered under separate agreement.

QF0688 Rev. B	Page 2 of 6

Effective Date:12/3/2018

2.	General Requirements and Responsibilities

2.1	Quality Control Procedures for Incoming/Raw Materials

The Supplier is responsible for ensuring that the quality of each delivery of Incoming/Raw Materials meets its requirements such that the resultant Products/Services comply with the specification defined in the Agreement between Purchaser and Supplier.

2.2	Raw Materials, Components and Packaging Materials

The raw materials, components, and packaging materials must be maintained in accordance with the Supplier Quality Management System.

2.2.1	Supplier to notify Purchaser in writing in advance of any intended raw material changes.

2.3	Manufacturing and Control

The Supplier undertakes to ensure that Manufacturing and control of the Products are strictly in conformity with:

2.3.1	the requirements of the Legal Manufacturer’s Notified Body where applicable; and

2.3.2	the requirements of this Agreement; and

2.3.3	the requirements of the applicable regulatory regulations; and

2.3.4	the Supplier’s Quality Management System.

2.4	Technical File (if applicable)

With assistance from the Supplier, Puregraft is responsible for the assembly and submission of the Technical File.

2.5	Responsibilities - Release of Batches

The Supplier will be responsible for the certification that all batches of the Product are produced in accordance with the specifications defined in the Agreement between Purchaser and Supplier. A written certification document from the Supplier will accompany each batch delivered to the Purchaser, upon request.

2.6	Validation

It will be for the Supplier to ensure that processes and equipment used to produce the Product are adequately validated that such validation is suitably documented. The Supplier must be able to demonstrate to the Competent Authority or Notified Body, where appropriate, that the Product can be consistently produced in accordance with the regulations, and the Purchaser’s Specification.

2.7	Packaging, Labelling and Affixing CE Marking (If applicable)

Responsibility for the design and content of the labelling and packaging of the Product and for its conformity with the regulations is that of Legal Manufacturer.

If applicable; Puregraft will provide to the Supplier directions and a copy in relation to packaging and labelling of the Product which the Supplier will produce and affix the CE mark otherwise, Puregraft, will be solely responsible for affixing the CE mark.

Batch Documentation

QF0688 Rev. B	Page 3 of 6

Effective Date:12/3/2018

2.7.1	The batch file consisting of, test, control and release documentation and distribution data and records for each batch will be maintained by the Supplier in a secure location for a minimum period of 5 years.

2.7.2	The batch file is stored by the Supplier and may be audited by the Competent Authority or Notified Body.

2.8	Complaints and Feedback

2.8.1	Complaints and/or feedback will be processed in accordance with the Legal Manufacturer’s Quality Management System, including assessment for reportability and reporting to relevant government authorities. If applicable; the Registration Holder will report to the relevant government authority, if required by local country regulations.

2.8.2	If applicable, the Supplier will inform the Legal Manufacturer of all quality complaints and/or feedbacks and will, where appropriate, provide the Legal Manufacturer with returned samples for examination.

2.8.3	The Supplier will investigate all complaints promptly and, when requested, will provide Purchaser with a written report. In the case of a Potentially Serious Complaint, the Supplier will acknowledge the complaint to Purchaser, taking appropriate action, although it is accepted that completion of an investigation may take longer.

2.8.4	Without delay, details of Potentially Serious Complaints regarding the Product and details of investigations into any Potentially Serious Complaints will be forwarded to the Legal Manufacturer. In the event of the Supplier receiving a complaint from any Competent Authority they will immediately inform the Legal Manufacturer. Copies of all correspondence will be kept with the Legal Manufacturer.

2.8.5	The Legal Manufacturer will inform the Supplier of any quality complaints and/or feedback and will, where appropriate, provide Supplier with returned samples for examination.

2.9	Recall of Batches

2.9.1	The ultimate decision to recall a batch of Product rests with the Legal Manufacturer. The nature and urgency of a recall of Product will be decided by the Legal Manufacturer when appropriate, following discussions with the Supplier and, if appropriate, any Regulatory Agency.

2.9.2	Once the decision to recall a batch of Product has been taken, the recall will be initiated by the Legal Manufacturer.

2.10	Serious Incidents (Applicable to finished device manufacturers only)

2.10.1	If a Serious Incident occurs relating to the Product, the Legal Manufacturer will process the incident in accordance with the Legal Manufacturer’s Quality Management System.

2.10.2	The Supplier will provide all assistance as may reasonably be required in relation to such reporting and any subsequent investigation.

2.11	Visits to Supplier Manufacturing site(s)

2.11.1	In order to enable the Legal Manufacturer to check and audit the product and storage conditions (including procedures), the Legal Manufacturer or its nominated representative may visit the Supplier with reasonable notice.

QF0688 Rev. B	Page 4 of 6

Effective Date:12/3/2018

2.11.2	Per the European Medical Device Directive (93/42/EEC Section 3.3) the Legal Manufacturer’s Notified Body or Competent Authority may visit the Supplier in duly substantiated cases to inspect the manufacturing processes.

2.12	Quality Control Procedures for Process and Product

The Supplier shall be responsible for ensuring that:

2.12.1	Correct stock rotation of all Raw Materials is utilized (i.e. oldest to be used first).

2.12.2	Each batch shall have appropriate traceability.

2.12.3	Products / Results shall be positively-released where appropriate to ensure they are in accordance with the Purchaser’s Specifications.

2.13	Product Evaluation

2.13.1	The Supplier shall immediately notify the Legal Manufacturer of any relevant corrective actions or non-conformances relating to the Product identified by the Legal Manufacturer’s Notified Body.

2.14	Intended Changes to Product

2.14.1	The Supplier, at its earliest opportunity, will immediately notify the Legal Manufacturer of all and any intended changes to the Product. This is to include, but not be limited to, significant changes to the Product in the form of raw materials, raw material vendors, manufacturing processes, manufacturing environment, design changes, testing procedures, if this could affect the product in a negative way (form, fit, function and usability).

2.15	Significant Changes to Quality System or Regulatory Status

2.15.1	The Supplier, at its earliest opportunity, will immediately notify Purchaser of any change to their Quality System or Regulatory status that could affect the product directly

(a)	Changes in CE Mark status or Quality System Registration

(b)	FDA warning letters/ Form 483

(c)	Significant audit findings or

(d)	In-house failures dispositioned “use-as-is”

3.	Term and Termination

3.1	This Agreement shall come into effect on the date hereof and unless earlier terminated by either party shall continue in force for a period of one (1) year. After the initial period of one (1) year this Agreement shall be automatically renewed for a further period of one (1) year and on each anniversary thereafter unless terminated in accordance with the provisions hereof.

3.2	Either party shall have the right to terminate this Agreement on thirty [30] days’ written notice to other at any time during the initial period of this Agreement or any extension thereof.

QF0688 Rev. B	Page 5 of 6

Effective Date:12/3/2018

4.	Key Contact Personnel

4.1	Entity: Suneva Medical Inc.

Location: 5870 Pacific Center Blvd, San Diego, CA 92121

Phone: 858-550-9999

Primary: Preston Romm, CEO

Secondary: Pamela Misajon, VP of RA/QA/Compliance

4.2	Puregraft LLC

420 Stevens Ave, Suite 220

Solana Beach, CA 92075

858-348-8050

Bradford Conlan, Chief Executive Officer

In addition, Supplier to notify Purchaser in writing if Supplier intends to discontinue manufacturing operations.

QF0688 Rev. B	Page 6 of 6

Effective Date:12/3/2018